Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-232366, 333-225759, 333-221498, 333-212320, 333-203041, 333-199798, 333-189612, 333-185439, 333-174673, 333-165750, 333-154748, 333-150484, 333-131494, 333-123192, 333-119049, 333-108175, 333-104672, 333-101479, 333-99221, 333-91812, 333-91764, 333-81398, 333-71528, 333-71530, 333-66074, 333-66076, 333-65512, 333-59428, 333-58896, 333-57542, 333-48712, 333-48714, 333-48716, 333-44264, 333-32898, 333-93839, 333-93719, 333-79997, 333-76665, 333-76667, 333-68703, 333-52035, 333-24831, 333-00535, 33-59153, 33-57499, 33-54637, 33-68594, 33-66558, 33-49756, 33-41196, 33-34340, 33-28124, and 33-8847) of Cypress Semiconductor Corporation of our report dated February 21, 2020 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
February 21, 2020